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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY


                                            Jurisdiction           Name Under Which
Subsidiary                                of Incorporation         They Do Business
----------                                ----------------         ----------------

Staples Security Corporation               Massachusetts                Same

Staples Trust Company                      Massachusetts                Same

Staples Contract & Commercial, Inc.        Delaware                     Same

SOM Hagerstown, Inc.                       Delaware                     Same

Staples Insurance Agency, Inc.             Delaware                     Same

Staples International, Inc.                Delaware                     Same

Staples of Maryland, LLC                   Delaware                     Same

Staples the Office Superstore, Inc.        Delaware                     Same

Staples the Office Superstore East, Inc.   Delaware                     Same

Staples Connecticut, Inc.                  Connecticut                  Same

Staples NRO Limited                        Ontario, Canada              Same

Staples NRO(2) Limited                     Ontario, Canada              Same

Staples NRO(3) Limited                     Ontario, Canada              Same

Staples NRO(4) Limited                     Ontario, Canada              Same

Staples NRO(5) Limited                     Ontario, Canada              Same

The Business Depot, Ltd.                   Ontario, Canada         The Business Depot
                                                               Staples The Business Depot
                                                              Staples The Office Superstore
                                                                   Bureau en Gross


Staples (Deutschland) GmbH                 Germany                      Same

Staples (Europe) Limited                   England                      Same

Staples (UK) Limited                       England                      Same



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                      SUBSIDIARIES OF THE COMPANY - CONT'D

Staples UK (Partnership)                   England                      Same

Quill Corporation                          Delaware                     Same

Milbro, Inc.                               Delaware                     Same

Staples GP, LLC                            Delaware                     Same

Agawam Mill, LP                            Delaware                     Same

Cherokee Mill, LP                          Delaware                     Same

Coppell Mill, LP                           Delaware                     Same

Lebanon Mill, LP                           Delaware                     Same

Staples Partners, LLC                      Delaware                     Same

Staples Real Estate Trust                  Massachusetts                Same